NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT (THE "1933 ACT"), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

STOCK OPTION AGREEMENT
 (U.S. Persons)
This AGREEMENT is entered into as of the 13th day of February, 2018 (the “Date of Grant”).
BETWEEN:
Online Disruptive Technologies, Inc.
3120 S. Durango Dr. Suite 305,
 Las Vegas, Nevada 89117
(the “Company”)
AND:
NLBDIT 2010 Enterprises LLC, a company with an address at
Suite 403
175, Great Neck Road
 Great Neck, NY 11021
(the “Optionee”)
WHEREAS:
A. The Company wishes to grant stock options to purchase a total of 231,250 Optioned Shares (as defined herein) to the Optionee.
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.	DEFINITIONS
1.1	In this Agreement, the following terms shall have the following meanings:
(a)	“Common Stock” means the shares of common stock of the Company;
(b)	“Exercise Price” means $0.20/share;
(c)	“Expiry Date” means five (5) years following the Date of Grant;
(d)
“Notice of Exercise” means a notice in writing addressed to the Company at its address first recited hereto (or such other address of which the Company may from time to time notify the Optionee in writing), substantially in the form attached as Schedule “A” hereto including Appendix “A”, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(e)
“Options” means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 2.1 of this Agreement;

(f)	“Optioned Shares” means the shares of Common Stock that are issued pursuant to the exercise of the Options;
(g)	“Securities” means, collectively, the Options and the Optioned Shares;
(h)	“Shareholders” means holders of record of the shares of Common Stock;
(i)	“U.S. Person” shall have the meaning ascribed thereto in Regulation S under the 1933 Act, and for the purpose of the Agreement includes any person in the United States; and
2.	THE OPTIONS
2.1
The Company hereby grants to the Optionee, on the terms and conditions set out in this Agreement, Options to purchase a total of 231,250 Optioned Shares at the Exercise Price. The Options may be exercised immediately.

2.2	The Options will vest immediately effective as of the Date of Grant. The Options may be exercised immediately after vesting.
2.3	The Options shall, at 5:00 p.m. (Pacific time) on the Expiry Date, expire and be of no further force or effect whatsoever.
2.4
The Company shall not be obligated to cause the issuance, transfer or delivery of a certificate or certificates representing Optioned Shares to the Optionee, until provision has been made by the Optionee, to the satisfaction of the Company, for the payment of the aggregate Exercise Price for all Optioned Shares for which the Options shall have been exercised, and for satisfaction of any tax withholding obligations associated with such exercise.

2.5
The Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Options have been properly exercised in accordance with the terms of this Agreement.

2.6
Subject to the provisions of this Agreement and subject to compliance with any applicable securities laws, the Options shall be exercisable, in full or in part, until termination; provided, however, that if the Optionee is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock, the Optionee shall be precluded from selling, transferring or otherwise disposing of any Common Stock underlying any of the Options during the six months immediately following the grant of the Options.  If less than all of the shares of any Options are purchased, the remainder may be purchased at any subsequent time prior to the Expiry Date.  Only whole shares may be issued pursuant to the exercise of any Options, and to the extent that any Option covers less than one share, it is not exercisable.

2.7
Each exercise of the Options shall be by means of delivery of a Notice of Exercise (in the form attached hereto as Schedule “A” including Appendix “A”) to the President of the Company at its principal executive office, specifying the number of Optioned Shares to be purchased and accompanied by payment in cash by certified check or cashier’s check in the amount of the full Exercise Price for the Common Stock to be purchased.

2.8	It is a condition precedent to the issuance of Optioned Shares that the Optionee execute and/or deliver to the Company all documents and withholding taxes required in accordance with applicable laws.
2.9
Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

2.10
Appropriate and proportional adjustments in the exercise price of the Options and in the number of Options granted or to be granted may be made by the Board of Directors in its discretion to give effect to adjustments in the number of common shares of the Company resulting from subdivisions, consolidations or reclassification of the common shares of the Company, the payment of stock dividends by the Company or other relevant changes in the capital of the Company.

2.11
By accepting the Options, the Optionee represents and agrees that none of the Optioned Shares purchased upon exercise of the Options will be distributed in violation of applicable federal and state laws and regulations.  The Optionee further represents and agrees to provide the Company with any other document reasonably requested by the Company or the Company’s Counsel.

2.12	The Options are not transferable or assignable.
3.	TERMINATION OF OPTIONS
3.1	Termination of Employment. Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:
(a)	Expiration. Five (5) years from the Date of Grant.
(b)
Termination for Cause.  90 days after the date that the Optionee’s employment or contractual relationship with the Company or any related company is terminated for cause (as reasonably determined by the Company).

(c)
Termination Due to Death or Disability.  The expiration of five years from the date of the death of the Optionee or cessation of an Optionee’s employment or contractual relationship by reason of disability.  If an Optionee’s employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the applicable laws of descent and distribution.

(d)
Termination for Any Other Reason.  The expiration of five years from the date of an Optionee’s termination of employment or contractual relationship with the Company for any reason whatsoever other than cause, death or disability.

4.	DOCUMENTS REQUIRED FROM OPTIONEE
4.1	The Optionee must complete, sign and return an executed copy of this Agreement to the Company.
4.2
The Optionee shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, and applicable law.

5.	ACKNOWLEDGEMENTS OF THE OPTIONEE
The Optionee acknowledges and agrees that:
(a)
none of the Options or the Optioned Shares have been registered under the 1933 Act or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;
(c)
the Optionee has received and carefully read this Agreement and the public information which has been filed with the Securities and Exchange Commission (the “SEC”) in compliance or intended compliance with applicable securities legislation (collectively, the “Company Information”);

(d)
the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of the Company Information (the receipt of which is hereby acknowledged);

(e)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(f)	there is no government or other insurance covering the Securities;
(g)	there are risks associated with an investment in the Securities;
(h)
the Optionee and the Optionee’s advisor(s) (if applicable) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(i)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Optionee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Optionee, the Optionee’s attorney and/or advisor(s) (if applicable);

(j)	the Company is entitled to rely on the representations and warranties and the statements and answers of the Optionee contained in this Agreement;
(k)
the Optionee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Optionee contained herein or in any document furnished by the Optionee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Optionee to comply with any covenant or agreement made by the Optionee to the Company in connection therewith;

(l)
none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Optionee that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently certain market makers make market in the Common Stock on the OTC Bulletin Board;

(m)
the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(n)
the statutory and regulatory basis for the exemption claimed for the offer of the Securities, although in technical compliance, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(o)
the Optionee has been advised to consult the Optionee’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Optionee is resident in connection with the distribution of the Securities hereunder, and
(ii)	applicable resale restrictions; and
(p)	this Agreement is not enforceable by the Optionee unless it has been accepted by the Company.
6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE
The Optionee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the closing) that:
(a)	the Optionee has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;
(b)	the Optionee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Optionee enforceable against the Optionee in accordance with its terms;
(c)	the Optionee is resident in the jurisdiction set out on page 1 of this Agreement;
(d)	the Optionee is not an underwriter of, or dealer in, the Common Stock, nor is the Optionee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;
(e)
the Optionee (i) has adequate net worth and means of providing for his/her/its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(f)
the Optionee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Optionee has carefully read and considered the matters set forth under the caption “Risk Factors” appearing in the Company’s various disclosure documents, filed with the SEC;

(g)	the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company;

(h)
the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(i)
the Optionee has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Optionee’s decision to invest in the Securities and the Company;

(j)
the Optionee is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(k)	no person has made to the Optionee any written or oral representations:
(i)	that any person will resell or repurchase any of the Securities;
(ii)	that any person will refund the purchase price of any of the Securities; or
(iii)	as to the future price or value of any of the Securities; and
(l)
if the Optionee is a consultant of the Company, the Optionee has entered into a written consulting agreement with the Company or a related entity of the Company and spends or will spend a significant amount of time and attention on the affairs and business of the Company or such related entity.

7.	ACKNOWLEDGEMENT
The Optionee has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Company Information.
8.	LEGENDING OF SUBJECT SECURITIES
8.1
The Optionee hereby consents to the placement of a legend on any certificate or the Optionee consents to the placement of a legend on any certificate or other document evidencing any of the Optioned Shares to the effect that such Optioned Shares have not been registered under the 1933 Act, any state securities or “blue sky” laws, or under the prospectus and registration requirements of any applicable Canadian securities laws, and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement,  such legend to be substantially as follows:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT (THE "1933 ACT"), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

8.2
The Optionee hereby agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

9.	GENERAL RESALE RESTRICTIONS
9.1
The Optionee acknowledges that any resale of any of the Optioned Shares will be subject to resale restrictions contained in the securities legislation applicable to the Optionee or proposed transferee.  The Optionee acknowledges that none of the Optioned Shares have been registered under the 1933 Act or the securities laws of any state of the United States.  The Optioned Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

9.2	The Optionee acknowledges and agrees that the Optionee is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.
10.	NO EMPLOYMENT RELATIONSHIP
The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any related company, express or implied, that the Company or any related company will employ or contract with an Optionee, for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a related company’s right to terminate Optionee’s employment at any time, which right is hereby reserved.
11.	GOVERNING LAW
This Agreement is governed by the laws of the State of Nevada.
12.	COSTS
The Optionee acknowledges and agrees that all costs and expenses incurred by the Optionee (including any fees and disbursements of any special counsel retained by the Optionee) relating to the acquisition of the Securities shall be borne by the Optionee.
13.	SURVIVAL
This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the shares underlying the Options by the Optionee pursuant hereto.
14.	ASSIGNMENT
This Agreement is not transferable or assignable.
15.	CURRENCY
Unless explicitly stated otherwise, all funds in this Agreement are stated in United States dollars.
16.	SEVERABILITY
The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

17.	COUNTERPARTS AND ELECTRONIC MEANS
This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.
18.	ENTIRE AGREEMENT
This Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement, supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.
IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.
ONLINE DISRUPTIVE TECHNOLOGIES, INC.

Per:  “signed”
 Authorized Signatory

NLBDIT 2010 ENTERPRISES LLC

Per:  “signed"
 Authorized Signatory

SCHEDULE “A”
 NOTICE OF EXERCISE
TO:         Online Disruptive Technologies Inc.
3120 S. Durango Dr. Suite 305,
 Las Vegas, Nevada 89117

This Notice of Exercise shall constitute a proper Notice of Exercise pursuant to Section 2.7 of the Stock Option Agreement dated as of February 13, 2018 (the “Agreement”), between Online Disruptive Technologies Inc. (the “Company”) and the undersigned.  The undersigned has provided an executed copy of Appendix “A” with this Notice of Exercise and any other documents requested by the Company to satisfy that there is a valid exemption for the issuance of the shares.  The undersigned hereby elects to exercise Optionee’s option to purchase ____________________ shares of the common stock of the Company at a price of US $0.20 per share, for aggregate consideration of US $____________, on the terms and conditions set forth in the Agreement.  Such aggregate consideration, in the form specified in Section 2.7 of the Agreement, accompanies this notice.
The Optionee represents and warrants to the Company that all representations and warranties set out in the Agreement are true as of the date of the exercise of the Options under the Agreement.
Please deliver a share certificate in respect of the Optioned Shares referred to in the Stock Option and Subscription Agreement surrendered herewith but not presently subscribed for, to the Optionee.
The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

City, State, and Zip Code

Telephone Number
DATED at _____________________________, the _______ day of______________, _______.

X
Signature

(Name and, if applicable, Office)

(Address)

(City, State, and Zip Code)

Fax Number or E-mail Address

SIN, SSN or Other Tax Identification Number

2

EXHIBIT B
ACCREDITED INVESTOR QUESTIONNAIRE
All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Stock Option and Subscription Agreement.
The Optionee covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below:  (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Optionee satisfies)
Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US $5,000,000;

Category 2
A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000 , calculated by (i) not including the person’s primary residence as an asset; (ii) not including indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the shares as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) including indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the shares as a liability;

Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 4	A director or executive officer of the Company;
Category 5
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

Category 6	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;
The Optionee hereby certifies that the information contained in this Questionnaire is complete and accurate and the Optionee will notify the Company promptly of any change in any such information.
IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _______ day of __________________, 20__.
If an Individual:

Signature

Print or Type Name

Social Security/Tax I.D. No.